As filed with the Securities and Exchange Commission on June 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-3563824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona	85201
(Address of Principal Executive Offices)	(Zip Code)

Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan

(Full title of the plan)

Jon Keyser

Chief Legal Officer

Verra Mobility Corporation

1150 N. Alma School Road

Mesa, Arizona 85201

(480) 443-7000

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Steven D. Pidgeon

Kevin E. Criddle

DLA Piper LLP (US)

2525 E. Camelback Road, Suite 1000

Phoenix, Arizona 85016

Tel: (480) 606-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

On May 23, 2023, at the annual meeting of stockholders of Verra Mobility Corporation (the “Company”), the Company’s stockholders approved the Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan (the “Amended and Restated Plan” and, prior to such amendment and restatement, the “Plan”). Among other things, the Amended and Restated Plan increases the total number of shares of Class A Common Stock that the Company may grant by 5,000,000, resulting in an aggregate share reserve of 15,864,000 shares.

This Registration Statement on Form S-8 (the “Registration Statement”) relates to the additional 5,000,000 shares of Class A Common Stock authorized for issuance under the Amended and Restated Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 with respect to the Plan, filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 18, 2019 (File No. 333-230378) including any amendments thereto or filings incorporated therein, are hereby incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such earlier registration statement is modified as set forth in this Registration Statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023;

(b)	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 4, 2023;

(c)	the Registrant’s Current Reports on Form 8-K as filed with the Commission on May 11, 2023 and May 24, 2023; and

(d)

the description of the Registrant’s Class A Common Stock contained in its Registration Statement on Form 8-A, as filed with the SEC on January 10, 2017, as updated by Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 2, 2020, including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement (except for any portions of the Registrant’s current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Second Amended and Restated Certificate of Incorporation of Verra Mobility Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on October 22, 2018).

4.2	Amended and Restated Bylaws of Verra Mobility Corporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Commission on October 22, 2018).

4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Commission on October 22, 2018).

4.4	Verra Mobility Corporation Amended and Restated 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Commission on May 24, 2023).

5.1	Legal Opinion of DLA Piper LLP (US).

23.1	Consent of Ernst & Young.

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24	Power of Attorney (included in signature page to this Registration Statement).

107.1	Filing Fees.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mesa, State of Arizona, on June 1, 2023.

VERRA MOBILITY CORPORATION

/s/ David M. Roberts
David M. Roberts
Director, President and Chief Executive Officer

POWER OF ATTORNEY

The officers and directors of Verra Mobility Corporation whose signatures appear below hereby constitute and appoint David M. Roberts, Craig Conti, and Jon Keyser, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned this Registration Statement on Form S-8, and any amendment or amendments hereto, and each of the undersigned does hereby ratify and confirm all that each attorney and agent, or his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity in Which Signed

/s/ David M. Roberts David M. Roberts	Director, President and Chief Executive Officer (Principal Executive Officer)	June 1, 2023

/s/ Craig Conti Craig Conti	Chief Financial Officer (Principal Financial and Accounting Officer)	June 1, 2023

/s/ Patrick Byrne Patrick Byrne	Director	June 1, 2023

/s/ Douglas Davis Douglas Davis	Director	June 1, 2023

/s/ Michael Huerta Michael Huerta	Director	June 1, 2023

/s/ Sarah Farrell Sarah Farrell	Director	June 1, 2023

/s/ John Rexford John Rexford	Director	June 1, 2023

/s/ Cynthia Russo Cynthia Russo	Director	June 1, 2023